Exhibit 23 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 333-139190) pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director options agreements of Emergent BioSolutions, Inc., (2) Registration Statement (Form S-8 No. 333-161154) pertaining to the Amended and Restated 2006 Stock Incentive Plan of Emergent BioSolutions Inc., (3) Registration Statement (Form S-4 No. 333-169351) of Emergent BioSolutions Inc. and Subsidiaries, (4) Registration Statement (Form S-3 No. 333-181133) of Emergent BioSolutions Inc. and Subsidiaries, (5) Registration Statement (Form S-8 No. 333-184699) pertaining to the 2012 Employee Stock Purchase Plan and the Second Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan, (6) Registration Statement (Form S-8 No. 333-196232) pertaining to the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan, (7) Registration Statement (Form S-8 No. 333-216294) pertaining to the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan, (8) Registration Statement (Form S-8 No. 333-225283) pertaining to the Emergent BioSolutions Inc. Stock Incentive Plan, and (9) Registration Statement (Form S-3 No. 333-226544) of Emergent BioSolutions Inc. and Subsidiaries. of our reports dated February 18, 2021, with respect to the consolidated financial statements and schedule of Emergent BioSolutions Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Emergent BioSolutions Inc. and subsidiaries included in this Annual Report (Form 10-K) of Emergent BioSolutions Inc. and subsidiaries for the year ended December 31, 2020. /s/ Ernst & Young LLP Baltimore, Maryland February 18, 2021